Registration No.333-

As filing with the Securities and Exchange Commission June 24, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OCEANFIRST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	22-3412577
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
110 West Front Street, Red Bank, New Jersey 07701
(Address of principal executive offices, including zip code)

OceanFirst Financial Corp. 2020 Stock Incentive Plan, as amended
(Full Title of the Plan)

Copies to:

Christopher D. Maher	Edward Quint, Esquire
Chairman of the Board and Chief Executive Officer	Beverly J. White, Esquire
OceanFirst Financial Corp.	Luse Gorman, PC
110 West Front Street	5335 Wisconsin Ave., NW, Suite 780
Red Bank, New Jersey 07701	Washington, DC 20015-2035
(732) 240-4500	(202) 274-2000
(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	7,500,000	$20.83(2)	$156,225,000	$17,044.15
_____

(1)	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the OceanFirst Financial Corp. 2020 Stock Incentive Plan, as amended (the “Plan”), as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of OceanFirst Financial Corp. (the “Company”) pursuant to 17 C.F.R. Section 230.416(a).
(2)	Determined pursuant to 17 C.F.R. Section 230.457(h)(1) and 230.457(c) under the Securities Act.
_________________________

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. § 230.462.

Explanatory Note

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. This Registration Statement is filed for the purpose of registering an additional 7,500,000 shares of common stock, $0.01 par value (“Common Stock”), of the Company pursuant to the OceanFirst Financial Corp. 2020 Stock Incentive Plan, as amended (the “Plan”). Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 registering 2,000,000 shares of the Registrant’s Common Stock, filed on July 28, 2020 (Registration Statement 333-240151) are incorporated by reference into this Registration Statement, except as amended hereby. Pursuant to General Instruction E of Form S-8, all information that has been incorporated by reference from the original registration statement is not repeated in this Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items):

(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (File No. 001-11713), filed with the Commission on March 1, 2021;

(2)
The information specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 from the Company’s definitive proxy statement on Schedule 14A, filed with the Commission on April 20, 2021;

(3)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (File No. 001-11713), filed with the Commission on May 6, 2021.

(4)	The Company’s Current Reports on Form 8-K (File No. 001-11713), filed on January 28, 2021 (filed portion only), February 26, 2021, April 29, 2021 (filed portion only) and May 24, 2021; and

(5)	The description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the Commission on May 8, 1996 (File No. 001-11713), as updated by the description of the Company’s common stock contained in Exhibit 4.0(vi) to the Form 10-K for the fiscal year ended December 31, 2020 (File No. 001-11713) filed with the Commission on March 1, 2021, and including any subsequent amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.
Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 8. Exhibits

Regulation S-K Exhibit Number	Document
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 33-80123) originally filed by Ocean Financial Corp. (the Company’s predecessor) under the Securities Act of 1933 with the Commission on December 7, 1995, and all amendments or reports filed for the purpose of updating such description)
5	Opinion of Luse Gorman, PC
10.1	OceanFirst Financial Corp. 2020 Stock Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Stockholders of OceanFirst Financial Corp. (File No. 001-11713), filed by the Company under the Exchange Act on April 22, 2020)
10.2	Amendment No. 1 to the OceanFirst Financial Corp. 2020 Stock Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Stockholders of OceanFirst Financial Corp. (File No. 001-11713), filed by the Company under the Exchange Act on April 20, 2021).
10.3	Form of OceanFirst Financial Corp. 2020 Stock Incentive Plan Award Agreement for Stock Options (incorporated by reference to Exhibit 10.40 to the Company’s Current Report on Form 8-K, filed with the Commission on May 26, 2020 (File No. 001-11713))
10.4	Form of OceanFirst Financial Corp. 2020 Stock Incentive Plan Award Agreement for Time-Vested Stock Awards (incorporated by reference to Exhibit 10.41 to the Company’s Current Report on Form 8-K, filed with the Commission on May 26, 2020 (File No. 001-11713))
10.5	Form of OceanFirst Financial Corp. 2020 Stock Incentive Plan Performance Based Stock Award Agreement (incorporated by reference to Exhibit 10.42 to the Company’s Current Report on Form 8-K, filed with the Commission on May 26, 2020 (File No. 001-11713))
23.1	Consent of Luse Gorman, PC (contained in Exhibit 5)
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (contained on signature page)

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Red Bank, New Jersey, on this 24th day of June, 2021.

OCEANFIRST FINANCIAL CORP.
By:	/s/ Christopher D. Maher
Christopher D. Maher
Chairman of the Board and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of OceanFirst Financial Corp. (the “Company”), hereby severally constitute and appoint Christopher D. Maher and Michael J. Fitzpatrick, and each of them with the power to act without the other, as our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all things in our names in the capacities indicated below which they may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be issued under the OceanFirst Financial Corp. 2020 Stock Incentive Plan, as amended, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Christopher D. Maher and/or Michael J. Fitzpatrick shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Christopher D. Maher		June 24, 2021
Christopher D. Maher	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Michael J. Fitzpatrick		June 24, 2021
Michael J. Fitzpatrick	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Angela K. Ho		June 24, 2021
Angela K. Ho	(Principal Accounting Officer)

/s/ Angelo J. Catania		June 24, 2021
Angelo J. Catania	Director

/s/ Anthony R. Coscia		June 24, 2021
Anthony R. Coscia	Director

/s/ Michael D. Devlin		June 24, 2021
Michael D. Devlin	Director

/s/ Jack M. Farris		June 24, 2021
Jack M. Farris	Director

/s/ Kimberly M. Guadagno		June 24, 2021
Kimberly M. Guadagno	Director

/s/ Nicos Katsoulis		June 24, 2021
Nicos Katsoulis	Director

/s/ John K. Lloyd		June 24, 2021
John K. Lloyd	Director

/s/ William D. Moss		June 24, 2021
William D. Moss	Director

/s/ Joseph M. Murphy, Jr.		June 24, 2021
Joseph M. Murphy, Jr.	Director

/s/ Steven M. Scopellite		June 24, 2021
Steven M. Scopellite	Director

/s/ Grace C. Torres		June 24, 2021
Grace C. Torres	Director

/s/ Patricia L. Turner		June 24, 2021
Patricia L. Turner	Director

/s/ Grace M. Vallacchi		June 24, 2021
Grace M. Vallacchi	Director

/s/ John E. Walsh		June 24, 2021
John E. Walsh	Director